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                                                                    EXHIBIT 23.4

                           RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                                  P.O. BOX 551
                           WILMINGTON, DELAWARE 19899
                            TELEPHONE: (302)658-6541
                           TELECOPIER: (302)658-6548
                              WEBSITE: WWW.RLF.COM
                                  MAY 25, 1999



Unity First Acquisition Corp.
Suite 1500
245 Fifth Avenue
New York, New York 10016


Ladies and Gentlemen:

         Reference is made to our opinion dated January 13, 1999, (the "Opinion") relating to the enforceability of certain provisions of the certificate of incorporation of Unity First Acquisition Corp. (the "Company"). We hereby consent to the use of the Opinion as an exhibit to the Registration Statement filed by the Company with the Securities and Exchange Commission and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                       Very truly yours,

                                       /s/ Richard, Layton, & Finger, P.A.